Exhibit 10.1

FIFTH AMENDMENT
TO
CREDIT AGREEMENT
DATED AS OF NOVEMBER 28, 2017
AMONG
VIPER ENERGY PARTNERS LP,
AS BORROWER,
THE GUARANTORS,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
AND
THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC,
AS SOLE BOOK RUNNER AND SOLE LEAD ARRANGER

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH AND
PNC BANK, NATIONAL ASSOCIATION,
AS CO-SYNDICATION AGENTS

FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Fifth Amendment”) dated as of November 28, 2017, is among: VIPER ENERGY PARTNERS LP., a Delaware limited partnership (the “Borrower”); each of the undersigned guarantors (collectively, the “Guarantors”); each of the Lenders, as such term is defined in the Credit Agreement referred to below, party hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of July 8, 2014, as amended by that certain First Amendment dated as of August 15, 2014, that certain Second Amendment dated as of May 22, 2015, that certain Third Amendment dated as of June 21, 2016, and that certain Fourth Amendment dated as of October 28, 2016 (as such may be further amended, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has requested, and all of the Lenders have agreed, to amend certain provisions of the Credit Agreement as set forth herein.
C.    Now, therefore, to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fifth Amendment. Unless otherwise indicated, all section references in this Fifth Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.02. Section 1.02 is hereby amended by:
(a)     amending or adding in the appropriate alphabetical order the following terms:
“‘Acquisition Swaps’ has the meaning assigned such term in Section 9.18(b).

‘Agreement’ means this Credit Agreement, as amended by the First Amendment dated as of August 15, 2014, that certain Second Amendment dated as of May 22, 2015, that certain Third Amendment dated as of June 21, 2016, that certain Fourth Amendment dated as of October 28, 2016, and that certain Fifth

Amendment dated as of November 28, 2017, as the same may be further amended, modified or supplemented from time to time.

‘Debt’ means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, but excluding those from time to time incurred in the ordinary course of business that are not greater than sixty (60) days past the date such payment is due or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. Notwithstanding the foregoing, “Debt” shall not include any obligation arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, contribution, adjustment of purchase price, earn-outs, holdbacks, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Restricted Subsidiary in a transaction permitted by this Agreement.

‘EBITDAX’ means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from

Consolidated Net Income in such period: (a) interest, income taxes, depreciation, depletion, amortization, exploration expenses, extraordinary items and other similar noncash charges, including expenses relating to stock-based compensation, hedging, and ceiling test impairments, and (b) any reasonable expenses and charges (up to an aggregate of $5,000,000 during any calendar year) related to any Investment, acquisition, disposition, offering of Equity Interests, recapitalization, or issuance or incurrence of Indebtedness not prohibited hereunder (in each case, whether or not successful), minus all noncash income added to Consolidated Net Income.

“Fifth Amendment Effective Date” means November 28, 2017.

‘Material Indebtedness’ means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrower or its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or its Restricted Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

‘Maturity Date’ means November 1, 2022.

‘Pro Forma Properties’ has the meaning assigned such term in Section 9.18(b).

‘Senior Unsecured Notes’ means Debt in the form of unsecured senior or senior subordinated notes issued by the Borrower in an aggregate principal amount not to exceed $400,000,000 at any one time outstanding, including exchange notes issued in exchange therefor pursuant to any registration rights agreement (it being agreed that any such exchange or offer to exchange shall not constitute a Redemption or an offer to Redeem for purposes of this Agreement), and, in each case, any guarantees thereof by a Guarantor; provided that (a) at the time of incurring such Debt (i) no Default has occurred and is then continuing and (ii) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt (and any concurrent repayment, redemption or satisfaction and discharge of Debt with the proceeds of such incurrence and for the avoidance of doubt, including pro forma compliance with Section 9.01(a)), (b) such Debt does not have any scheduled amortization prior to 91 days after the Maturity Date, (c) such Debt does not mature sooner than 91 days after the Maturity Date, (d) the terms of such Debt are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, (e) such Debt and any guarantees thereof are on prevailing market terms for similarly situated companies and (f) with respect to Senior Unsecured Notes issued after the Effective Date, the Borrowing Base is adjusted as contemplated by Section 2.07(f) and the Borrower makes any prepayment required under Section 3.04(c)(iii).”

(b)    deleting the Utilization Grid in the definition of “Applicable Margin” and replacing it with the following:

Utilization Grid
Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Eurodollar Loans	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Loans	0.75%	1.00%	1.25%	1.50%	1.75%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

2.2    Amendments to Section 2.03. Section 2.03 is hereby amended by:
(a)    deleting the phrase “in the case of an ABR Borrowing, not later than 12:00 noon, Houston, Texas time, one Business Day before the date of the proposed Borrowing” in Section 2.03(b) and replacing it with the phrase “in the case of an ABR Borrowing, not later than 11:00 A.M., Houston, Texas time, on the Business Day of the proposed Borrowing”, and
(b)    inserting “and” after Section 2.03(v), deleting Section 2.03(vi) and renumbering Section 2.03(vii) as Section 2.03(vi).
2.3    Amendment to Section 2.07(f). Section 2.07(f) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(f)    Reduction of Borrowing Base Upon Issuance of Senior Unsecured Notes. Notwithstanding anything to the contrary contained herein, upon each initial issuance of any Senior Unsecured Notes (which, for the avoidance of doubt, excludes issuances of Senior Unsecured Notes in an exchange offer or in a refinancing of Senior Unsecured Notes) in accordance with Section 9.02(g)(i), the Borrowing Base then in effect shall be reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Senior Unsecured Notes (without regard to any initial issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.”

2.4    Amendment to Section 3.05(b). Section 3.05(b) is hereby amended by deleting the figure “0.25%” therein and replacing it with the figure “0.125%”.
2.5    Amendment to Section 6.02(f). Section 6.02(f) is hereby amended by deleting such Section in its entirety and replacing it with the phrase “(f)    Intentionally Deleted”.
2.6    Amendment to Section 7.21. Section 7.21 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for lease acquisitions, exploration, production operations and development (including the drilling and completion of producing wells), (b) to purchase Equity Interests, including margin stock issued by Persons that are primarily engaged in the Oil and Gas Business and (c) for general corporate purposes of the Borrower and the Guarantors. The Borrower and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates (a) the provisions of Regulations T, U or X of the Board, (b) U.S. sanctions administered by OFAC or the US Department of State or (c) the FCPA.”

2.7    Amendment to Section 7.23. Section 7.23 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.23    Foreign Corrupt Practices Act. Neither the Borrower nor any of the Subsidiaries, nor to the knowledge of the Borrower without independent investigation, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and to the knowledge of the Borrower without independent investigation, its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

2.8    Amendment to Section 7.24. Section 7.24 is hereby amended by deleting such Section in its entirety and replacing it with the following:
“Section 7.24    OFAC. Neither the Borrower nor any of the Subsidiaries, nor to the knowledge of the Borrower without independent investigation, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC or the US Department of State, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC or the US Department of State.”

2.9    Amendment to Section 8.14(a). Section 8.14(a) is hereby amended by deleting the figure “80%” in each instance of its use therein and replacing it with the figure “85%”.
2.10    Amendment to Section 9.01(a). Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)    Ratio of Total Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of (i) Total Debt as of such date net of (A) all unrestricted cash of the Borrower and its Restricted Subsidiaries if no amounts were drawn under this Agreement as of such date or (B) all unrestricted cash of the Borrower and its Restricted Subsidiaries but not more than $15 million if any amounts were drawn under this Agreement as of such date to (ii) EBITDAX for the four fiscal quarters ending on such date, to be greater than 4.0 to 1.0.”

2.11    Amendment to Section 9.03(d). Section 9.03(d) is hereby amended by deleting the figure “$5,000,000” therein and replacing it with the figure “$10,000,000”.
2.12    Amendment to Section 9.04(b). Section 9.04(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(b)    Redemption of Senior Unsecured Notes; Amendment of Indenture. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, prior to the date that is 91 days after the Maturity Date:

(i) make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem whether in whole or in part any Senior Unsecured Notes in cash, in each case other than:

(A) Redemptions made from the proceeds of Permitted Refinancing Debt;

(B) Redemptions made from the proceeds of the sale or issuance of Equity Interests by the Borrower if:

(I) no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Redemption; and

(II) immediately after giving effect to such Redemption, the Borrower would have liquidity (which for the purpose of this Section 9.04(b) shall be defined as undrawn availability under the then effective Borrowing Base, unrestricted cash and cash equivalents) equal to or greater than the greater of (1) 20% of the then effective Borrowing Base and (2) $100,000,000;

(C) Redemptions made in respect of a mandatory offer to Redeem Senior Unsecured Notes arising out of a sale of Property of the Borrower or any Restricted Subsidiary if such sale of Property is made in compliance with Section 9.12(d); and

(D) voluntary Redemptions if immediately after giving effect to such Redemption:

(I) the Borrower would have liquidity equal to or greater than the greater of (1) 20% of availability under the then effective Borrowing Base and (2) $100,000,000,

(II) such Redemptions under this clause (D) do not exceed $100,000,000 in the aggregate after the Fifth Amendment Effective Date, and

(III) if the Borrower is using proceeds from the Loans for such Redemption, the ratio of the Borrower’s Total Debt to EBITDAX (calculated in accordance with Section 9.01(a)) is equal to or less than 2.5 to 1.0.

(ii) amend, modify, waive or otherwise change any of the terms of any Senior Unsecured Notes or any indenture, agreement, instrument, certificate or other document relating to any Senior Unsecured Notes incurred under Section 9.02(g) if after such amendment, waiver or change such Senior Unsecured Notes would no longer qualify as Senior Unsecured Notes.”

2.13    Amendment to Section 9.05(l). Section 9.05(l) is hereby amended by deleting the figure “$10,000,000” therein and replacing it with the figure “$25,000,000”.
2.14    Amendment to Section 9.05(m)(ii)(B). Section 9.05(m)(ii)(B) is hereby amended by deleting the figure “$10,000,000” therein and replacing it with the figure “$15,000,000”.
2.15    Amendment to Section 9.12. Section 9.12 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.12    Sale of Properties. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer or dispose of any Property except for:

(a) the sale or other disposition of Hydrocarbons in the ordinary course of business;

(b) as long as no Default exists, farmouts and other dispositions of undeveloped acreage and assignments in connection with such farmouts or dispositions (provided that if such farmout or disposition is of Oil and Gas Property included in the most recent Borrowing Base, such farmout or disposition is included in the 5% basket in Section 9.12(d)(iii) below);

(c) the sale or other disposition of equipment that is no longer necessary for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use;

(d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Restricted Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) if such sale or other disposition of Oil and Gas Property or a Restricted Subsidiary owning Oil and Gas Properties (including farmouts of proved reserves under (b)) included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a Borrowing Base value in excess of five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or other disposition, by an amount equal to the Borrowing Base value assigned such Property (but in no event in excess of the value assigned to such Property in the most recently delivered Reserve Report) and (iv) if any such sale or other disposition is of a Restricted Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary;

(e) sales or other dispositions to the Borrower or a Guarantor;

(f) sales or other dispositions permitted by Section 9.04(a), Section 9.05(m), Section 9.10, or Section 9.14(b);

(g) sales or other dispositions of Equity Interests in Unrestricted Subsidiaries; and

(h) sales and other dispositions of Properties not regulated by Section 9.12(a) to (g) having a fair market value not to exceed $2,500,000 during any six-month period.”

2.16    Amendment to Section 9.18. Section 9.18 is hereby amended by renumbering Section 9.18(b) as Section 9.18(c) and adding the following as Section 9.18(b):
“(b)    In addition to the Swap Agreements permitted by Section 9.18(a), a Loan Party may enter into Swap Agreements (“Acquisition Swaps”) for production to be produced from properties or interests that a Loan Party proposes to acquire but does not then own (each, a “Pro Forma Property”) if such Acquisition Swaps (i) are with an Approved Counterparty, (ii) are entered into after the purchase and sale agreement with respect to such Pro Forma Property has been fully executed, and (iii) do not exceed the volume and term limitations set forth in Section 9.18(a) determined on a pro forma basis as if the Pro Forma Properties were owned by a Loan Party. The Borrower agrees that, if a Loan Party has outstanding Acquisition Swaps, the Borrower shall, or shall cause other Loan Parties to, terminate, create offsetting positions or otherwise unwind Swap Agreements to the extent necessary to comply with the volume requirements of Section 9.18(a) determined without inclusion of any production from such Pro Forma Property within 15 days after the earlier to occur of (A) 180 days after the date the applicable purchase and sale agreement was entered into if the acquisition of such Pro Forma Property has not been consummated, or (B) the date the Borrower obtains knowledge with reasonable certainty that the acquisition of such Pro Forma Property will not be consummated.”

2.17    Amendment to Section 12.02(b)(ii). Section 12.02(b)(ii) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(ii)     increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders or modify Section 2.07 in any manner without the consent of each Lender; provided that (A) a Scheduled Redetermination may be postponed by the Required Lenders and (B) reductions of the Borrowing Base pursuant to Section 2.07(f), Section 9.05(m) or Section 9.12 may be waived or reduced with the consent of the Required Lenders,”

2.18    Amendment to Section 12.04(b)(iv). Section 12.04(b)(iv) is hereby amended by deleting such Section in its entirety and replacing it with the following:
“(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.”

2.19    Amendment to Annex I. Annex I is hereby amended by deleting such Annex and replacing it with Annex I attached hereto.
2.20    Amendment to Exhibit B. Exhibit B is hereby amended by inserting “and” after paragraph (vii), deleting paragraph (viii) and renumbering paragraph (ix) as paragraph (viii).
Section 3.    Borrowing Base. From and after the Fifth Amendment Effective Date (as defined below) until the next Redetermination Date, the Borrowing Base shall be $400,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time in accordance with the Credit Agreement. Each of the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the Scheduled Redetermination for November 1, 2017. This Section 3 constitutes the New Borrowing Base Notice in accordance with Section 2.07(d) of the Credit Agreement.
Section 4.    Revisions and Reallocations. The Lenders have agreed among themselves, in consultation with the Borrower, to increase the Aggregate Maximum Credit Amounts to $2,000,000,000, to reallocate their respective Maximum Credit Amounts and to, among other things, allow Goldman Sachs Bank USA, Citibank, N.A., and Bank of America, N.A. to become parties to the Credit Agreement as Lenders (the “New Lenders”) by acquiring an interest in the Aggregate Maximum Credit Amount. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lenders’ acquisition of an interest in the Aggregate Maximum Credit Amount and the other Lenders’ assignments of their Maximum Credit Amounts. On the Fifth Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount of each Lender shall be as set forth on Annex I of this Fifth Amendment, which Annex I supersedes and replaces the Annex I to the Credit Agreement. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit F to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation.
Section 5.    Conditions Precedent. This Fifth Amendment shall become effective on the date (such date, the “Fifth Amendment Effective Date”), when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

5.1    The Administrative Agent shall have received from all of the Lenders, the Guarantors and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Fifth Amendment signed on behalf of such Person.
5.2    The Administrative Agent shall have received from appropriate Loan Parties executed Security Instruments covering Oil and Gas Properties sufficient for the Borrower to comply with Section 8.14(a) as amended hereby.
5.3    The Administrative Agent shall have received an executed Note for each Lender requesting a Note to reflect its Aggregate Maximum Credit Amount as set forth on Annex I.
5.4    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.
5.5    No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fifth Amendment.
The Administrative Agent is hereby authorized and directed to declare this Fifth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Fifth Amendment, shall remain in full force and effect following the effectiveness of this Fifth Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower hereby (a) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (b) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fifth Amendment:
(i)    all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date,
(ii)    no Default or Event of Default has occurred and is continuing, and

(iii)    no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
6.3    Counterparts. This Fifth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fifth Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
6.4    NO ORAL AGREEMENT. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.6    Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket expenses incurred in connection with this Fifth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
6.7    Severability. Any provision of this Fifth Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.9    Loan Document. This Fifth Amendment is a Loan Document.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first written above.

VIPER ENERGY PARTNERS LP, as Borrower

By:	VIPER ENERGY PARTNERS GP LLC, its general partner

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

VIPER ENERGY PARTNERS LLC, as a Guarantor

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Chief Financial Officer

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Todd C. Fogle
	Name:	Todd C. Fogle
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Donovan Broussard
	Name:	Donovan Broussard
	Title:	Authorized Signatory

By:	/s/ Richard Antl
	Name:	Richard Antl
	Title:	Authorized Signatory

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sandra Aultman
	Name:	Sandra Aultman
	Title:	Managing Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

COMPASS BANK, as a Lender

By:	/s/ Gabriela Azcarate
	Name:	Gabriela Azcarate
	Title:	Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

COMERICA BANK, as a Lender

By:	/s/ Garrett R. Merrell
	Name:	Garrett R. Merrell
	Title:	Assistant Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Parul June
	Name:	Parul June
	Title:	Senior Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

BOKF, N.A. DBA BANK OF OKLAHOMA, as a Lender

By:	/s/ John Krenger
	Name:	John Krenger
	Title:	Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CAPITAL ONE, N.A., as a Lender

By:	/s/ Lyle Levy Jr.
	Name:	Lyle Levy Jr.
	Title:	Assistant Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Authorized Signatory

By:	/s/ Lea Baerlocher
	Name:	Lea Baerlocher
	Title:	Authorized Signatory

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N. A., as a Lender

By:	/s/ Kody J. Norris
	Name:	Kody Norris
	Title:	Authorized Officer

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

SUNTRUST BANK, as a Lender

By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Josh Rosenthal
	Name:	Josh Rosenthal
	Title:	Authorized Signatory

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Managing Director

SIGNATURE PAGE
FIFTH AMENDMENT TO CREDIT AGREEMENT

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Applicable Percentage of the Borrowing Base as of Fifth Amendment
Wells Fargo Bank, National Association	19.4375000%	$388,750,000.00	$77,750,000.00
Canadian Imperial Bank of Commerce, New York Branch	15.0000000%	$300,000,000.00	$60,000,000.00
PNC Bank, National Association	15.0000000%	$300,000,000.00	$60,000,000.00
Compass Bank	12.8125000%	$256,250,000.00	$51,250,000.00
Comerica Bank	8.75000000%	$175,000,000.00	$35,000,000.00
BOKF, N.A., dba Bank of Oklahoma	4.5000000%	$90,000,000.00	$18,000,000.00
Branch Banking and Trust Company	4.5000000%	$90,000,000.00	$18,000,000.00
Capital One, N.A.	2.5000000%	$50,000,000.00	$10,000,000.00
Credit Suisse AG, Cayman Islands Branch	2.5000000%	$50,000,000.00	$10,000,000.00
The Bank of Nova Scotia	2.5000000%	$50,000,000.00	$10,000,000.00
JPMorgan Chase Bank, N.A.	2.5000000%	$50,000,000.00	$10,000,000.00
SunTrust Bank	2.5000000%	$50,000,000.00	$10,000,000.00
Goldman Sachs Bank USA	2.5000000%	$50,000,000.00	$10,000,000.00
Citibank, N.A.	2.5000000%	$50,000,000.00	$10,000,000.00
Bank of America, N.A.	2.5000000%	$50,000,000.00	$10,000,000.00
Total	100.000000000%	$2,000,000,000.00	$400,000,000.00

ANNEX I